Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Guaranty Bancshares, Inc. of our report dated March 16, 2022, with respect to the consolidated financial statements of First Guaranty Bancshares, Inc. and subsidiary for the year ended December 31, 2021, included in the Annual Report on Form 10-K of First Guaranty Bancshares, Inc. for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Castaing, Hussey & Lolan, LLC

New Iberia, Louisiana

August 31, 2023